Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



June 4, 2002




Dear Sir/Madam:

We have read the first 5 paragraph(s) of Item 4 included in the Form 8-K/A dated June 4, 2002 of IEC Electronics Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

                                            By: /s/ Arthur Andersen LLP
                                            __________________________________
                                            Arthur Andersen LLP











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